As filed with the Securities and Exchange Commission on August 4, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEMENTIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Canada	2834	98-1128564
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4150 St Catherine Street West, Suite 550
Montreal, Quebec, Canada H3Z 2Y5
(514) 940-3600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CLEMENTIA PHARMACEUTICALS INC. THIRD AMENDED AND RESTATED STOCK OPTION PLAN
CLEMENTIA PHARMACEUTICALS INC. 2017 OMNIBUS INCENTIVE PLAN
CLEMENTIA PHARMACEUTICALS INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
Telephone: (302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin T. Collins Martin C. Glass Jenner & Block LLP 919 Third Avenue New York, NY 10022 (212) 891-1600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1) (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, no par value, to be issued under the Clementia Pharmaceuticals Inc. Third Amended and Restated Stock Option Plan (the “Stock Option Plan”)	3,786,885 (3)	$16.13 (4)	$61,082,455 (4)	$7,079.46
Common Shares, no par value, to be issued under the Clementia Pharmaceuticals Inc. 2017 Omnibus Incentive Plan (the “Omnibus Plan”)	2,339,176	$16.13 (4)	$37,730,909 (4)	$4,373.02
Common Shares, no par value, to be issued under, to be issued under the Clementia Pharmaceuticals Inc. Employee Stock Purchase Plan (the “ESPP”)	290,000	$16.13 (4)	$4,677,700 (4)	$542.15
Total	6,416,061			$11,994.63

(1)	Represents common shares of Clementia Pharmaceuticals Inc., no par value (“Common Shares”) issuable under the Stock Option Plan, Omnibus Plan and ESPP.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be offered and issued under the Stock Option Plan, Omnibus Plan and ESPP to prevent dilution resulting from share dividends, share splits, reverse share splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.
(3)	To be issued under option awards granted under the Stock Option Plan.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with paragraph (c) and (h) of Rule 457 under the Securities Act, based on the basis of the average of the high and low prices for the Common Shares on the NASDAQ Global Select Market on August 3, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The information specified in Item 1 of Part I of Form S-8 is omitted from this registration statement on Form S-8 in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Stock Option Plan, the Omnibus Plan and ESPP, as applicable, covered by this registration statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in Section 10(a) of the prospectus) and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act are available without charge by contacting:

Clementia Pharmaceuticals Inc.

Michael Singer, Chief Financial Officer

4150 St Catherine Street West, Suite 550

Montreal, Quebec, Canada H3Z 2Y5

(514) 940-3610

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by Clementia Pharmaceuticals Inc. (the “Registrant,” “we” or “our”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

(a)	The Registrant’s prospectus filed with the Commission on August 1, 2017 pursuant to Rule 424(b) of the Securities Act, relating to the Form F-1 (file number 333-219066); and
(b)	The description of the Registrant’s common shares contained in the Registrant’s registration statement on Form 8-A filed with the Commission on August 1, 2017, pursuant to Section 12(b) of the Securities Act, including any amendment or report filed for the purpose of updating such description (file number 333-219066).

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed shall not be incorporated by reference into this registration statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 124 of the Canada Business Corporations Act (the “CBCA”) authorizes corporations to indemnify past and present directors, officers and certain other individuals for the liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) if such individual acted honestly and in good faith with a view to the best interest of the corporation and, in the case of a criminal or administrative proceeding, if such individual had reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

The Registrant’s bylaws provide that the Registrant shall indemnify directors and officers.

The Registrant has entered into agreements with its directors and officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) the Registrant or (ii) an organization of which the Registrant is a shareholder or creditor if the Indemnitee serves such organization at the Registrant’s request.

The Registrant maintains insurance policies relating to certain liabilities that the Registrant’s directors and officers may incur in such capacity.

The Registrant has entered into indemnity agreements with its directors and certain officers which provide, among other things, that the Registrant will indemnify each such individual to the fullest extent permitted by law and as permitted by the CBCA from and against all liabilities, costs, charges and expenses that he or she may incur as a result of his or her actions in the exercise of his or her duties as director or officer, provided that the Registrant shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit No.	Description
4.1	Articles of Amendment of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 (File No.333-219066) filed with the Commission on July 20, 2017)
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 (File No.333-219066) filed with the Commission on July 20, 2017)
5.1*	Opinion of Dentons Canada LLP
23.1*	Consent of KPMG LLP
23.2*	Consent of Dentons Canada LLP (included as part of Exhibit 5.1)
24.1*	Power of Attorney (included on the signature pages to this registration statement)
99.1	Clementia Pharmaceuticals Inc. Third Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form F-1 (File No.333-219066) filed with the Commission on July 20, 2017)
99.2	Clementia Pharmaceuticals Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-1 (File No.333-219066) filed with the Commission on July 20, 2017)
99.3	Clementia Pharmaceuticals Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form F-1 (File No.333-219066) filed with the Commission on July 20, 2017)

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Canada, on this 4th day of August, 2017.

CLEMENTIA PHARMACEUTICALS INC.

By	/s/ Michael Singer
Michael Singer
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Clarissa Desjardins and Michael Singer as the undersigned’s true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on this 4th day of August, 2017.

Signature	Title

/s/ Clarissa Desjardins	Chief Executive Officer and Director (Principal
Clarissa Desjardins	Executive Officer)

/s/ Michael Singer	Chief Financial Officer (Principal Financial
Michael Singer	Officer and Principal Accounting Officer)

/s/ David P. Bonita	Chairman of the Board of Directors
David P. Bonita

/s/ Robert Heft	Director
Robert Heft

/s/ Allan Mandelzys	Director
Allan Mandelzys

/s/ David Mott	Director
David Mott

/s/ Francois Nader	Director
Francois Nader

/s/ Jean-François Pariseau	Director
Jean-François Pariseau

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this Registration Statement on Form S-8 in the City of Montreal, Canada, on this 4th day of August, 2017.

By	/s/ Michael Singer
Michael Singer
Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Amendment of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 (File No.333-219066) filed with the Commission on July 20, 2017)
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 (File No.333-219066) filed with the Commission on July 20, 2017)
5.1*	Opinion of Dentons Canada LLP
23.1*	Consent of KPMG LLP
23.2*	Consent of Dentons Canada LLP (included as part of Exhibit 5.1)
24.1*	Power of Attorney (included on the signature pages to this registration statement)
99.1	Clementia Pharmaceuticals Inc. Third Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form F-1 (File No.333-219066) filed with the Commission on July 20, 2017)
99.2	Clementia Pharmaceuticals Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-1 (File No.333-219066) filed with the Commission on July 20, 2017)
99.3	Clementia Pharmaceuticals Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form F-1 (File No.333-219066) filed with the Commission on July 20, 2017)

*	Filed herewith.